Exhibit 99

FOR IMMEDIATE RELEASE
March 19, 2020

Cintas Corporation Announces
Fiscal 2020 Third Quarter Results

CINCINNATI, March 19, 2020 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2020 third quarter ended February 29, 2020. Revenue for the third quarter of fiscal 2020 was $1.81 billion, an increase of 7.6% over last year’s third quarter. Earnings per diluted share (EPS) from continuing operations were $2.16 in the third quarter of fiscal 2020, an increase of 17.4% over last year's third quarter EPS, adjusted for G&K Services, Inc. (G&K) integration expenses. Free cash flow for the third quarter of fiscal 2020 was $300.0 million, an increase of 17.2% over last year's third quarter.

Scott D. Farmer, Cintas' Chairman and Chief Executive Officer, stated, "We are pleased with our third quarter and fiscal year-to-date performance which includes strong growth in revenue, EPS and cash flow generation. More importantly, though, our concerns have turned to the COVID-19 coronavirus and its effects on our customers, our employee-partners and our communities. The pandemic has created a very fluid environment in the markets in which we operate, and I can't thank our employee-partners enough for doing our part to keep our customers' places of work clean, safe and Ready for the WorkdayTM."

The organic revenue growth rate for the third quarter of fiscal 2020, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations, and differences in the number of workdays, was 5.7%. The organic revenue growth rate for the Uniform Rental and Facility Services operating segment was 4.8%, and the organic revenue growth rate for the First Aid and Safety Services operating segment was 12.5%.

Gross margin for the third quarter of fiscal 2020 of $824.4 million increased 9.2% from last year’s third quarter. Gross margin as a percentage of revenue increased 60 basis points to 45.5% for the third quarter of fiscal 2020 compared to 44.9% in the third quarter of fiscal 2019.

Operating income for the third quarter of fiscal 2020 of $314.7 million increased 13.1% from last year’s third quarter operating income of $278.3 million. Operating income as a percentage of revenue was 17.4% in the third quarter of fiscal 2020 compared to 16.5% in the third quarter of fiscal 2019. Operating income in the third quarter of fiscal 2019 was impacted by non-recurring integration expenses related to the G&K acquisition of $0.8 million.

Net income from continuing operations was $234.5 million for the third quarter of fiscal 2020, and EPS from continuing operations were $2.16. Net income from continuing operations was $200.9 million in the third quarter of fiscal 2019, and EPS from continuing operations were $1.83. Fiscal 2019 third quarter EPS from continuing operations included non-recurring G&K integration expenses of $0.01.

The following table provides a comparison of fiscal 2020 third quarter EPS to fiscal 2019 third quarter EPS:

	Three Months Ended
	February 29, 2020	February 28, 2019	Growth vs. Fiscal 2019

EPS - continuing operations	$2.16	$1.83
G&K integration expenses	—	0.01
EPS excluding above items	$2.16	$1.84	17.4%

	Nine Months Ended
	February 29, 2020	February 28, 2019	Growth vs. Fiscal 2019

EPS - continuing operations	$6.76	$5.91
G&K integration expenses	—	0.09
One-time gain on sale of investment	—	(0.47)
EPS excluding above items	$6.76	$5.53	22.2%

Net cash provided by operating activities for the third quarter of fiscal 2020 of $363.2 million increased 11.4% from last year's third quarter net cash provided by operating activities of $326.2 million. Third quarter free cash flow, which is defined as net cash provided by operating activities less capital expenditures, was $300.0 million, an increase of 17.2% compared to last year. For the nine months ended February 29, 2020, free cash flow was $745.2 million, an increase of 61.0% compared to the nine months ended February 28, 2019.

Mr. Farmer commented, “We continue to effectively deploy cash to increase shareholder value. In the third quarter of fiscal 2020, we paid an annual dividend of $2.55 per share, an increase of 24.4% over last year’s annual dividend. The amount paid to shareholders was $268.0 million. We have increased the annual dividend for 36 consecutive years. In addition to the annual dividend, we utilized cash to purchase $393.1 million of Cintas stock in fiscal 2020 to date, including $200.0 million in March 2020. The amount remaining under our share buyback authorization is $1.1 billion.”

Mr. Farmer concluded, “A week ago, we were expecting today to raise revenue and EPS guidance based upon our fourth quarter outlook. However, much has changed in the past week as our country and others continue to respond to the COVID-19 coronavirus pandemic. Due to the uncertainty, including the severity and duration of the pandemic, we are not providing guidance for the fourth quarter of fiscal 2020 at this time and withdrawing our full fiscal year guidance. Although our visibility to near-term financial results is currently diminished, we remain focused on the safety and well-being of our employee-partners and the care of our customers.”

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected time frame and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2019 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President and Treasurer - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 29, 2020	February 28, 2019	% Change
Revenue:
Uniform rental and facility services	$1,448,021	$1,358,322	6.6%
Other	362,627	324,008	11.9%
Total revenue	1,810,648	1,682,330	7.6%

Costs and expenses:
Cost of uniform rental and facility services	784,930	748,971	4.8%
Cost of other	201,323	178,206	13.0%
Selling and administrative expenses	509,743	476,099	7.1%
G&K Services, Inc. integration expenses	—	799	(100.0)%

Operating income	314,652	278,255	13.1%

Interest income	(347)	(70)	395.7%
Interest expense	25,943	26,770	(3.1)%

Income before income taxes	289,056	251,555	14.9%
Income taxes	54,536	50,632	7.7%
Income from continuing operations	234,520	200,923	16.7%
Income from discontinued operations, net of tax	—	2,411	(100.0)%
Net income	$234,520	$203,334	15.3%

Basic earnings per share:
Continuing operations	$2.23	$1.89	18.0%
Discontinued operations	0.00	0.02	(100.0)%
Basic earnings per share	$2.23	$1.91	16.8%

Diluted earnings per share:
Continuing operations	$2.16	$1.83	18.0%
Discontinued operations	0.00	0.02	(100.0)%
Diluted earnings per share	$2.16	$1.85	16.8%

Weighted average number of shares outstanding	104,245	105,080
Diluted average number of shares outstanding	107,588	108,162

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 29, 2020	February 28, 2019	% Change
Revenue:
Uniform rental and facility services	$4,372,524	$4,124,038	6.0%
Other	1,093,012	974,535	12.2%
Total revenue	5,465,536	5,098,573	7.2%

Costs and expenses:
Cost of uniform rental and facility services	2,338,543	2,256,543	3.6%
Cost of other	601,065	537,007	11.9%
Selling and administrative expenses	1,570,666	1,472,404	6.7%
G&K Services, Inc. integration expenses	—	13,496	(100.0)%

Operating income	955,262	819,123	16.6%

Gain on sale of a cost method investment	—	69,373	(100.0)%

Interest income	(792)	(957)	(17.2)%
Interest expense	79,441	75,954	4.6%

Income before income taxes	876,613	813,499	7.8%
Income taxes	144,838	157,035	(7.8)%
Income from continuing operations	731,775	656,464	11.5%
(Loss) income from discontinued operations, net of tax	(323)	2,398	(113.5)%
Net income	$731,452	$658,862	11.0%

Basic earnings per share:
Continuing operations	$6.98	$6.10	14.4%
Discontinued operations	0.00	0.02	(100.0)%
Basic earnings per share	$6.98	$6.12	14.1%

Diluted earnings per share:
Continuing operations	$6.76	$5.91	14.4%
Discontinued operations	0.00	0.02	(100.0)%
Diluted earnings per share	$6.76	$5.93	14.0%

Weighted average number of shares outstanding	103,840	106,147
Diluted average number of shares outstanding	107,280	109,583

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended
	February 29, 2020	February 28, 2019

Uniform rental and facility services gross margin	45.8%	44.9%
Other gross margin	44.5%	45.0%
Total gross margin	45.5%	44.9%
Net income margin, continuing operations	13.0%	11.9%

	Nine Months Ended
	February 29, 2020	February 28, 2019

Uniform rental and facility services gross margin	46.5%	45.3%
Other gross margin	45.0%	44.9%
Total gross margin	46.2%	45.2%
Net income margin, continuing operations	13.4%	12.9%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share, cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	February 29, 2020	February 28, 2019	Growth vs. Fiscal 2019
EPS - continuing operations	$2.16	$1.83
G&K Services, Inc. integration expenses	—	0.01
EPS excluding above items	$2.16	$1.84	17.4%

	Nine Months Ended
	February 29, 2020	February 28, 2019	Growth vs. Fiscal 2019
EPS - continuing operations	$6.76	$5.91
G&K Services, Inc. integration expenses	—	0.09
One-time gain on sale of investment	—	(0.47)
EPS excluding above items	$6.76	$5.53	22.2%

Computation of Free Cash Flow

	Nine Months Ended
	February 29, 2020	February 28, 2019
Net cash provided by operations	$934,549	$670,717
Capital expenditures	(189,379)	(207,805)
Free cash flow	$745,170	$462,912

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Three Months Ended			Nine Months Ended
	February 29, 2020	February 28, 2019	Growth %	February 29, 2020	February 28, 2019	Growth %
	A	B	G	I	J	O
Revenue	$1,810,648	$1,682,330	7.6%	$5,465,536	$5,098,573	7.2%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	64		195	195

	E	F	H	M	N	P
Revenue adjusted for workday difference	$1,782,792	$1,682,330	6.0%	$5,465,536	$5,098,573	7.2%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended February 29, 2020
Revenue	$1,448,021	$170,541	$192,086	$—	$1,810,648
Gross margin	$663,091	$81,910	$79,394	$—	$824,395
Selling and administrative expenses	$391,462	$57,218	$61,063	$—	$509,743
Interest income	$—	$—	$—	$(347)	$(347)
Interest expense	$—	$—	$—	$25,943	$25,943
Income (loss) before income taxes	$271,629	$24,692	$18,331	$(25,596)	$289,056

For the three months ended February 28, 2019
Revenue	$1,358,322	$149,170	$174,838	$—	$1,682,330
Gross margin	$609,351	$71,890	$73,912	$—	$755,153
Selling and administrative expenses	$369,414	$50,268	$56,417	$—	$476,099
G&K Services, Inc. integration expenses	$799	$—	$—	$—	$799
Interest income	$—	$—	$—	$(70)	$(70)
Interest expense	$—	$—	$—	$26,770	$26,770
Income (loss) before income taxes	$239,138	$21,622	$17,495	$(26,700)	$251,555

For the nine months ended February 29, 2020
Revenue	$4,372,524	$512,299	$580,713	$—	$5,465,536
Gross margin	$2,033,981	$248,272	$243,675	$—	$2,525,928
Selling and administrative expenses	$1,206,982	$174,170	$189,514	$—	$1,570,666
Interest income	$—	$—	$—	$(792)	$(792)
Interest expense	$—	$—	$—	$79,441	$79,441
Income (loss) before income taxes	$826,999	$74,102	$54,161	$(78,649)	$876,613

For the nine months ended February 28, 2019
Revenue	$4,124,038	$455,935	$518,600	$—	$5,098,573
Gross margin	$1,867,495	$219,045	$218,483	$—	$2,305,023
Selling and administrative expenses	$1,140,436	$154,112	$177,856	$—	$1,472,404
G&K Services, Inc. integration expenses	$13,496	$—	$—	$—	$13,496
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(957)	$(957)
Interest expense	$—	$—	$—	$75,954	$75,954
Income (loss) before income taxes	$713,563	$64,933	$40,627	$(5,624)	$813,499

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	February 29, 2020	May 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$234,441	$96,645
Accounts receivable, net	942,853	910,120
Inventories, net	352,924	334,589
Uniforms and other rental items in service	818,486	784,133
Income taxes, current	23,485	7,475
Prepaid expenses and other current assets	125,517	103,318
Total current assets	2,497,706	2,236,280

Property and equipment, net	1,434,866	1,430,685

Investments	212,798	192,346
Goodwill	2,873,996	2,842,441
Service contracts, net	464,852	494,595
Operating lease right-of-use assets, net	165,169	—
Other assets, net	252,593	240,315
	$7,901,980	$7,436,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$243,248	$226,020
Accrued compensation and related liabilities	148,912	155,509
Accrued liabilities	430,643	433,940
Operating lease liabilities, current	44,043	—
Debt due within one year	199,800	312,264
Total current liabilities	1,066,646	1,127,733

Long-term liabilities:
Debt due after one year	2,539,156	2,537,507
Deferred income taxes	423,677	438,179
Operating lease liabilities	126,994	—
Accrued liabilities	421,198	330,522
Total long-term liabilities	3,511,025	3,306,208

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY 2020: 186,631,553 issued and 104,026,576 outstanding FY 2019: 184,790,626 issued and 103,284,401 outstanding	1,092,074	840,328
Paid-in capital	154,157	227,928
Retained earnings	7,151,838	6,691,236
Treasury stock: FY 2020: 82,604,977 shares FY 2019: 81,506,225 shares	(4,978,946)	(4,717,619)
Accumulated other comprehensive loss	(94,814)	(39,152)
Total shareholders’ equity	3,324,309	3,002,721
	$7,901,980	$7,436,662

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 29, 2020	February 28, 2019
Cash flows from operating activities:
Net income	$731,452	$658,862

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	175,261	164,380
Amortization of intangible assets and capitalized contract costs	107,232	101,949
Stock-based compensation	96,428	105,553
Gain on sale of a cost method investment	—	(69,373)
Gain on sale of business	—	(2,419)
Deferred income taxes	5,013	25,079
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(31,135)	(61,102)
Inventories, net	(17,780)	(70,716)
Uniforms and other rental items in service	(33,732)	(72,336)
Prepaid expenses and other current assets and capitalized contract costs	(95,169)	(85,123)
Accounts payable	14,271	79
Accrued compensation and related liabilities	(4,792)	(3,866)
Accrued liabilities and other	3,426	3,614
Income taxes, current	(15,926)	(23,864)
Net cash provided by operating activities	934,549	670,717

Cash flows from investing activities:
Capital expenditures	(189,379)	(207,805)
Purchase of investments	(10,461)	(17,544)
Proceeds from sale of assets	13,300	—
Proceeds from sale of a cost method investment	—	73,342
Proceeds from sale of business	—	3,200
Acquisitions of businesses, net of cash acquired	(47,850)	(7,403)
Other, net	(2,090)	(6,804)
Net cash used in investing activities	(236,480)	(163,014)

Cash flows from financing activities:
(Payments) issuance of commercial paper, net	(112,500)	217,500
Proceeds from exercise of stock-based compensation awards	81,547	54,274
Dividends paid	(268,042)	(220,760)
Repurchase of common stock	(261,327)	(608,224)
Other, net	30	(8,088)
Net cash used in financing activities	(560,292)	(565,298)

Effect of exchange rate changes on cash and cash equivalents	19	(270)

Net increase (decrease) in cash and cash equivalents	137,796	(57,865)
Cash and cash equivalents at beginning of period	96,645	138,724
Cash and cash equivalents at end of period	$234,441	$80,859